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                                                                     Exhibit 4.8

                          REGISTRATION RIGHTS AGREEMENT


                  REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of August 7, 2000, among Uproar Inc., a Delaware corporation (the "Company"), Tulchinsky-Stern Trust Company Ltd. (the "Shareholders' Representative") and the other Persons (as hereinafter defined) signatory to this Agreement (collectively, the "Holders").


                              W I T N E S S E T H:

                  WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of August 7, 2000 (the "Merger Agreement"; capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to such terms in the Merger Agreement), among the Company, Uproar Acquisition Corporation ("Acquisition"), Take Aim Holdings Ltd. ("Take Aim") and the Holders, Take Aim shall be merged into Acquisition (the "Merger"); and

                  WHEREAS, pursuant to the Merger Agreement the Holders will receive an agreed amount of common stock, par value $0.01 per share, of the Company (the "Common Stock");

                  WHEREAS, the parties hereto desire to enter into this Agreement in order to set forth the rights of the Holders to register the Common Stock received pursuant to the Merger Agreement and certain other matters as set forth herein;


                  NOW, THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  1. Certain Definitions. In addition to the terms defined elsewhere in this Agreement, as used in this Agreement the following terms shall have the following respective meanings:

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall from time to time be in effect.

                  "Founder Consideration" means the shares of Common Stock issued to and received by Shoval Corporation Inc. or Ornet Inc. pursuant to the Merger Agreement.

                  "Non-Founder Consideration" means the shares of Common Stock issued pursuant to the Merger Agreement other than the Founder Consideration.

                  "Person" means any individual, partnership, joint venture, corporation, trust, unincorporated organization, government, governmental authority or other entity.
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                  The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                  "Registrable Securities" means (i) the Founder Consideration,
(ii) the Non-Founder Consideration and (iii) any shares of Common Stock issued as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to the Founder Consideration or the Non-Founder Consideration; provided, however, that Registrable Securities shall only be treated as Registrable Securities if and so long as such shares of Common Stock have not been (a) sold to or through a broker, dealer or underwriter in a public distribution or a public securities transaction or (b) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act such that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

                  "Registration Expenses" means all expenses (but expressly excluding underwriting discounts and selling commissions in excess of $200,000 in the aggregate for all such registrations) incurred in connection with a registration under Section 3 or 4, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, underwriting discounts and selling expenses of up to $200,000 with respect to Registrable Securities and blue sky fees and expenses.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be from time to time in effect.

                  "SEC" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  2. Restrictive Legend. Each certificate representing shares of Registrable Securities shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any other legend or legends required under applicable laws):

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR FOREIGN SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE SECURITIES ACT AND ALL APPLICABLE STATE AND FOREIGN SECURITIES LAWS, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL, STATE AND FOREIGN SECURITIES LAWS.

Upon request of a holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend if, with such request, the Company shall have received either (i) a written opinion of legal counsel


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to such holder reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Registrable Securities may be effected without registration under the Securities Act or (ii) a "no-action" letter from the SEC to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; provided, however, that any such transfer legend may be removed in accordance with the provisions of Rule 144(k) of the Securities Act without the delivery of such a legal opinion or "no-action" letter.

                  3. Company Registration.

                  3.1 Notice. If the Company shall determine to register any Common Stock (other than a registration relating solely to employee benefit plans, a registration relating solely to a transaction under Rule 145 of the Securities Act or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), the Company will (i) promptly give to the Shareholders' Representative written notice thereof and (ii) subject to the provisions of Sections 3.2, 3.3 and 5.3, include in such registration, and in any underwriting involved therein, all of the Registrable Securities specified in a written request or requests made by the Shareholders' Representative within 20 days after receipt of such written notice from the Company.

                  3.2 Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Shareholders' Representative as a part of the written notice given pursuant to Section 3.1. In such event the right of any Holder to registration pursuant to Section 3 shall be conditioned upon participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. Each Holder proposing to distribute such Holder's Registrable Securities through such underwriting shall (together with the Company and the other Persons distributing securities through such underwriting) enter into an underwriting agreement in customary form with a nationally recognized underwriter selected to manage such underwriting by the Company (the "Underwriter"). Notwithstanding any other provision of this Section 3, if the Underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the Underwriter may limit the number (to none, if necessary) of Registrable Securities to be included in the secondary portion of the registration and underwriting. To the extent the Underwriter determines that any such limitation is necessary, the Company shall so advise the Shareholders' Representative, and the number, if any, of Registrable Securities that are entitled to be included in the registration and underwriting by Holders shall be allocated among the Holders by the Shareholders' Representative. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the Underwriter, and such Holder's Registrable Securities shall be withdrawn from the related registration.

                  3.3 Termination of Piggyback Rights. The rights granted pursuant to this Section 3 shall terminate with respect to any Holder upon Rule 144(k) of the Securities Act becoming available to sell or otherwise transfer such Holder's Registrable Shares.


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                  4. Demand Registration.

                  4.1 Request for Registration. (a) If the Company shall receive from the Shareholders' Representative a written request that the Company effect a registration of Registrable Shares, the Company will, as soon as practicable, use commercially reasonable efforts to effect such registration (including, without limitation, the execution of an undertaking to file post effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations under the Securities Act) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request; provided, however, that the Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 4:

                  (i) in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to general service in such jurisdiction and except as may be required by the Securities Act; or

                  (ii) after the Company has effected (including any registration withdrawn but considered a registration as contemplated by
         Section 6) one such registration pursuant to this Section 4.1.

                  (b) The Company shall file a registration statement covering the Registrable Securities required to be registered in accordance with the provisions of Section 4.1(a) as soon as practicable after receipt of the relevant request with respect thereto; provided, however, that if the Company shall furnish to the Shareholders' Representative a certificate signed by an officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed on or before the time filing would be required and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer commencement of the procedures leading to such a filing (but not more than once during any 12-month period) for a period of not more than 150 days after receipt of the relevant request.

                  (c) Any registration statement filed pursuant to a request of the Shareholders' Representative in connection with the provisions of this
Section 4.1 may, subject to the provisions of Section 4.2, include other securities of the Company which are held by officers or directors of the Company or which are held by Persons who, by virtue of agreements with the Company, are entitled to include securities in any such registration.

                  4.2 Underwriting. (a) If the Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, the Shareholders' Representative shall so advise the Company as a part of the request made pursuant to Section 4. The right of any Holder to registration pursuant to Section 4 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities such Holder holds.


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                  (b) The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by the Shareholders' Representative and reasonably acceptable to the Company (the "Holder Underwriter"). Notwithstanding any other provision of this Section 4, if the Holder Underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the Holder Underwriter may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. In the event any such limitation is required, the Company shall so advise the Shareholders' Representative and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following priority: first, among the Holders; second, to the Company; and third, among all other stockholders in proportion, as nearly as practicable, to the respective amounts of securities which they had requested to be included in such registration at the time of filing the registration statement. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the Holder Underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the related registration.

                  (c) Without limiting the generality of the foregoing, the Company shall not be deemed to have registered Registrable Securities pursuant to this Section 4 in connection with any registration with respect to which the Shareholders' Representative has withdrawn or canceled the registration request
(i) at any time prior to the sale of Registrable Securities pursuant to such registration if the Shareholders' Representative has learned, prior to such withdrawal or cancellation, of a material adverse change in the condition, business or prospects of Company from that which existed at the time of the relevant request to register, (ii) in the case of an underwritten public offering, at any time following the failure of any condition to the obligation of the underwriters to effect such offering other than any such failure which is caused by any action or failure to act on the part of the Shareholders' Representative or the Holders or (iii) following any deferral of the filing of such registration statement pursuant to Section 4.1(b).

                  5. Registration Procedures.

                  5.1 Company Obligations. If the Company is required by the provisions of Section 3 or 4 to effect the registration of any Registrable Securities under the Securities Act, the Company will, as expeditiously as possible:

                  (a) furnish to each prospective seller and to each managing underwriter, if any, a reasonable time in advance of their required filing with the SEC, any registration statement, amendment or supplement thereto required in connection with such registration, and any prospectus to be used in connection therewith, and each such seller shall have the opportunity to object to any information pertaining to it and its plan of distribution that is contained therein, and the Company will make the corrections reasonably required by such seller with respect to such information prior to filing any such registration statement or any amendment or supplement thereto, and furnish a copy of any and all transmittal letters or other correspondence with the SEC or any other governmental


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         agency or self-regulatory or other body having jurisdiction (including any domestic or foreign securities exchange) with respect to such offering;

                  (b) prepare and file (not later than 60 days after receipt of the request to file such registration statement in case of a registration pursuant to Section 4) with the SEC a registration statement (which, in the case of a requested registration pursuant to Section 4, shall be on a registration statement form which is sufficient to permit the sale or other disposition of any or all shares of Common Stock to be included therein in accordance with the intended method of sale or other distribution stated by the Shareholders' Representative) with respect to such securities and use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable and to remain effective for the period of the distribution contemplated thereby;

                  (c) prepare and file with the SEC such amendments and supplements to such registration statements and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period of time necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the prospective sellers' intended method of disposition set forth in such registration statement;

                  (d) furnish to each prospective seller of Registrable Securities and to each underwriter such number of copies of the registration statement and each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included therein (including each preliminary prospectus and prospectus) and any other prospectus filed under Rule 424 of the Securities Act relating to the Registrable Securities, and such other documents as such Persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement;

                  (e) after the filing of any registration statement, promptly notify each prospective seller of Registrable Securities and each managing underwriter, if any, of any stop order issued or, to the knowledge of the Company, threatened to be issued by the SEC, and promptly take all necessary actions to prevent the entry of such stop order or to remove it if entered;

                  (f) use commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions (including any foreign country or any political subdivision thereof) as the sellers of Registrable Securities, or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, and use commercially reasonable efforts to obtain all appropriate registrations, permits and consents required in connection therewith, and to keep such registrations, qualifications, permits and consents in effect for so long as such registration statement remains in effect and to take any other action which may be reasonably necessary to enable such sellers to consummate the disposition in such jurisdictions of such securities; provided, however, that the Company shall not for any


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         such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                  (g) use commercially reasonable efforts to list the Registrable Securities covered by such registration statement with any securities exchange or automated quotation system of a registered securities association on which Common Stock is then listed;

                  (h) furnish, in a timely fashion, unlegended certificates representing ownership of the Registrable Securities being sold;

                  (i) promptly inform each seller and the managing underwriter or underwriters, if any, (i) of the date on which a registration statement or any post-effective amendment thereto has been filed and when the same has become effective and, if applicable, of the date of filing a Rule 430A prospectus, (ii) of any written comments from the SEC with respect to any filing referred to in clause (i) and of any request by the SEC, any securities exchange, automated quotation system of a registered securities association, government agency, self-regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or preliminary prospectus or prospectus included therein or any offering memorandum or other offering document relating to such offering or (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

                  (j) promptly notify each seller of Registrable Securities and each underwriter under such registration statement, at any time when a prospectus relating thereto is required by law to be delivered in connection with sales by an underwriter or dealer, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to purchaser of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as promptly as practicable make available to each such seller and underwriter any such supplement or amendment;

                  (k) furnish to each seller of Registrable Securities a signed counterpart, addressed to such sellers (and the underwriters, if any) of (i) an opinion of counsel representing the Company, dated the effective date of such registration statement or the date of any amendment or supplement thereto, including the filing of documents incorporated therein by reference (or, if such registration includes an underwritten public offering, dated the date of any closing under the underwriting agreement), for the purposes of such registration, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof appear on their face to


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         comply as to form in all material respects with the requirements of the
         Securities Act (except that such counsel need not express any opinion as to financial statements or financial or statistical data contained therein or omitted therefrom) and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such seller or its counsel and (ii) a letter, dated the effective date of such registration statement or the date of any amendment or supplement thereto, including the filing of documents incorporated therein by reference (or, if such registration includes an underwritten public offering, dated the date of any closing under the underwriting agreement), from the independent public accountants who have certified the Company's financial statements included in such registration statement, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriter or underwriters reasonably may request;

                  (l) make available for inspection by each seller of Registrable Securities, any underwriter participating in any distribution pursuant to such registration statement and any attorney, accountant or other agent retained by such seller or underwriter, financial and other records and pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply information reasonably requested by such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

                  (m) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such securities, including, without limitation, causing management of the Company to participate in "road show" presentations;

                  (n) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC;

                  (o) provide a transfer agent and registrar, and a CUSIP number, for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement; and

                  (p) pay all Registration Expenses incurred in connection with such registration except as otherwise set forth herein.

                  5.2 Holder Obligations. In connection with each registration hereunder, the sellers of Registrable Securities will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.


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                  5.3 Restrictions. Anything in this Agreement to the contrary notwithstanding, the aggregate number of shares of Founder Consideration that shall be registered hereunder on or prior to the first anniversary of the Closing Date shall not exceed 59,303 shares of Shoval Corporation Inc. or 46,411 shares of Ornet Inc.

                  6. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company except that the Company shall not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration by the Shareholders' Representative, the registration statement does not become effective, unless such withdrawal is in accordance with the provisions of Section 4.2(c) or unless the Shareholders' Representative agrees to have such registration considered a registration pursuant to Section 4.1(a). If the Company is not required to pay any Registration Expenses, then the Shareholders' Representative (on behalf of the Holders) shall bear such Registration Expenses, and such registration shall not be considered a registration for purposes of Section 4.1(a).

                  7. Indemnification.

                  7.1 Company. The Company will indemnify each Holder, each of its officers, directors and partners, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act, if Registrable Securities held by such Holder are included in the securities with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each Person who controls any underwriter within the meaning of Section 15 of the Securities Act (such indemnified Persons, the "Company Indemnified Parties"), against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each Company Indemnified Party for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or information (or alleged untrue statement) or omission (or alleged omission) thereof furnished (or not furnished) to the Company by such Holder or underwriter specifically for use therein.

                  7.2 Holders. Each Holder will, if Registrable Securities or other securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors, officers and agents and each underwriter, if any, of the Company's securities covered by such a registration statement, each Person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act, each other such Holder and each of their officers, directors and partners, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act (such indemnified Persons, the "Holder Indemnified Parties"), against all claims,


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losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements or information therein, in light of the circumstances in which they were made, not misleading, and will reimburse each Holder Indemnified Party for any legal or any other expenses reasonably incurred in connection with investigating of defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or information (or alleged untrue statement information) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with any statement or information furnished to the Company by such Holder for use therein. In no event shall the aggregate liability of a Holder for indemnification under this Section 7 exceed the net proceeds received by such Holder from the sale of shares in such offering.

                  7.3 Procedures. Each party entitled to indemnification under this Section 7 (each, an "Indemnified Party") shall give notice to the party required to provide indemnification (each, an "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld or delayed), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnified Party is prejudiced thereby. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom. An Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding, provided that in no event shall the Indemnifying Party be required to pay the fees and expenses of more than one such separate counsel for all Indemnified Parties.

                  7.4 Equitable Relief. If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as the result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the allegation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things,


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whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall any contribution by a Holder hereunder exceed the proceeds from the sale of shares in the offering received by such Holder; and, provided further, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  7.5 Survival. The obligations of the Company and Holders under this Section 7 shall survive the completion of any offering of Registrable Securities and the termination of this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to the entry of any judgment or enter into any settlement. Unless waived by the Indemnified Party, all judgments and settlements must include, as an unconditional term thereof, the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                  8. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in Rule 144 of the Securities Act;

                  (b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) so long as any Holder owns any Registrable Securities, furnish to the Shareholders' Representative forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 of the Securities Act, and of the Securities Act and the Exchange Act.

                  9. Termination. Except as otherwise provided in this Agreement, the rights and obligations of the parties to this Agreement shall terminate on December 31, 2002.

                  10. Shareholders' Representative. Each of the Holders hereby appoints Tulchinsky-Stern Trust Company Ltd., and Tulchinsky-Stern Trust Company Ltd. hereby agrees to act, as "Shareholders' Representative" under this Agreement. Anything in this Agreement to the contrary notwithstanding, all rights of the Holders under this Agreement shall be exercisable by the Shareholders' Representative, and the Company shall be entitled to rely solely on the Shareholders' Representative as having the right, power and authority to represent, act for and bind all of the Holders in connection herewith.

                  11. Miscellaneous.

                  11.1 Transfer or Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities granted by the Company under Sections 3 and 4 hereof may be transferred or assigned by any Holder to a transferee or assignee that acquires at least 100,000 shares of Registrable Securities, provided that (i) the Company is given written notice by such Holder at the time of such transfer or assignment, stating the name and address of such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, (ii) the transferee or assignee of such rights is not deemed by the Board of Directors of the Company, in its reasonable judgment, to be a competitor of the Company and (iii) the transferee or assignee of such rights in a written instrument assumes the obligations of a Holder under this Agreement and agrees to be bound by all terms and provisions hereof.

                  11.2 Governing Law. This Agreement shall be governed by, construed in accordance with, and enforced under, the laws of the State of New York applicable to agreements or instruments entered into and performed entirely within such state.

                  11.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  11.4 Jurisdiction. Any judicial proceeding brought against any of the parties to this Agreement or any dispute arising out of this Agreement or related hereto may be brought in the courts of the State of New York, or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement waives any and all rights to a trial by jury in connection with any such proceeding or dispute and accepts the exclusive jurisdiction of such courts and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

                  11.5 Captions. The article and section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

                  11.6 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, by mail with postage paid, by overnight receipted courier service or by facsimile transmission:

                  (a)      If to the Company, to:

                                    Uproar Inc.
                                    240 West 35th Street
                                    New York, NY  10001
                                    Attn:  Robert D. Marafioti, Esq.
                                    Fax:   (917) 351-2896
                           with a copy to:

                                    White & Case LLP
                                    1155 Avenue of the Americas
                                    New York, NY  10036
                                    Attn:  Anthony F. Kahn, Esq.
                                    Fax:   (212) 354-8113

                  (b) If to the Shareholders' Representative or to any Holder, in care of:

                                    Tulchinsky, Stern & Co., Adv.
                                    22 Kanfei-Nesharim Street
                                    Riger Federman Building
                                    Jerusalem, Israel
                                    Attn:  Doron Stern, Adv.
                                    Fax:   (011) (972) (2) 6513133

                  with a copy to:

                                    Weil, Gotshal & Manges LLP
                                    767 Fifth Avenue
                                    New York, NY  10153
                                    Attn:  Matthew D. Bloch, Esq.
                                    Fax:   (212) 310-8007

or to such other Person or address as any party shall furnish by notice to the Company or the Shareholders' Representative, as the case may be, given in accordance with this Section 11.6.

                  11.7 Parties in Interest. Except as provided in Section 11.1 no portion of this Agreement may be transferred, assigned, pledged or hypothecated by any party hereto without the prior written consent of the other parties hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns.

                  11.8 Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by the Company and the Shareholders' Representative.

                  11.9 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

                  11.10 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

                  11.11 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing.

                  11.12 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.


                  IN WITNESS WHEREOF, each of the Company, the Shareholders' Representative and each Holder has executed this Agreement as of the date first above written.

                                UPROAR INC.


                                By__________________________________
                                     Name:
                                     Title:


                                TULCHINSKY-STERN TRUST
                                  COMPANY LTD.


                                By__________________________________
                                     Name:
                                     Title:


                                SHOVAL CORPORATION INC.


                                By__________________________________
                                     Name:
                                     Title:

                                ORNET INC.


                                By__________________________________
                                     Name:
                                     Title:


                                ____________________________________
                                YORAM MOSHE


                                ____________________________________
                                ZEHAVA HAR ADIR


                                ____________________________________
                                GILAD SIMHONI


                                HI TECH GROUP G.M.B.H


                                By__________________________________
                                     Name:
                                     Title:


                                PROSEED CAPITAL HOLDINGS LTD.


                                By__________________________________
                                     Name:
                                     Title:



                                ____________________________________
                                DAVID CHIJNER



                                ____________________________________
                                RUTH ASSAF

                                ____________________________________
                                RAN BIRON


                                AMANET TECHNOLOGIES LTD


                                By__________________________________
                                     Name:
                                     Title:


                                ____________________________________
                                PETER MICHAEL KENDE


                                ____________________________________
                                ILAN SHAHAM


                                MERTENS HOFFMAN MANAGEMENT
                                  CONSULTANTS LTD


                                By__________________________________
                                     Name:
                                     Title:


                                SPGF PLACEMENTS ET GESTION
                                  FIDUCIAIRE S.A.


                                By__________________________________
                                     Name:
                                     Title:


                                ____________________________________
                                CHAIM WEISS

                                OPAL MANAGEMENT & HOLDINGS LTD


                                By__________________________________
                                     Name:
                                     Title:


                                ____________________________________
                                SHMUEL BAR OR


                                PILGON MANAGEMENT & HOLDINGS LTD


                                By__________________________________
                                     Name:
                                     Title:


                                ____________________________________
                                RON FISCH


                                ____________________________________
                                HAIM HOFFMAN


                                SHELRON INTERNET LTD.


                                By__________________________________
                                     Name:
                                     Title:


                                ____________________________________
                                GADI OREN

                                YUDO INC.


                                By__________________________________
                                     Name:
                                     Title:


                                TOMBSTONE GROUP LIMITED


                                By__________________________________
                                     Name:
                                     Title:


                                GEMINI SYSTEMS CORPORATION N.V.


                                By__________________________________
                                     Name:
                                     Title:


                                A.G.T. TELEVISION PRODUCTIONS
                                  (1999) LTD.


                                By__________________________________
                                     Name:
                                     Title:


                                TEKA HOLDINGS LTD.


                                By__________________________________
                                     Name:
                                     Title:

                                LOGICO INVESTMENTS LTD.


                                By__________________________________
                                     Name:
                                     Title:


                                HERZOG, FOX & NEEMAN TRUST
                                  COMPANY LTD


                                By__________________________________
                                     Name:
                                     Title:


                                ____________________________________
                                DORON STERN


                                ____________________________________
                                ANDREW KAYE


                                RECRUIT.COM LLC


                                By__________________________________
                                     Name:
                                     Title: